UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2010

EF JOHNSON TECHNOLOGIES, INC.

(Exact name of Registrant as specified in Charter)

Delaware	0-21681	47-0801192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1440 Corporate Drive, Irving, Texas	75038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 819-0700

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01(a) Entry into a Material Definitive Agreement.

The Company entered into Addendum I to the Lease Agreement effective February 3, 2010 (the “Addendum”) with its landlord, 30 West 46 LLC d/b/a Goldhaber Las Colinas, LLC (the “Landlord”), which amended the Company’s lease on its corporate headquarters building located in Irving, Texas.  Under the terms of the Addendum, the parties agreed to extend the term of the lease from March 31, 2016 until March 31, 2019, in consideration of a $6000 reduction to the monthly lease payments due and payable during the period from May 1, 2009 through April 30, 2010. Additionally, the Landlord agreed to release to the Company a $28,000 escrow amount.  A copy of the Addendum is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01  EXHIBITS

(d)           The following is a list of the exhibits filed herewith.

Exhibit Number	Description
10.1	Addendum I to the Lease Agreement, dated February 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EF Johnson Technologies, Inc.

Date: February 17, 2010	By:	/S/ Elaine Flud Rodriguez
Elaine Flud Rodriguez
Sr. Vice President and General Counsel